                                                                    Exhibit 10.1


                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is dated effective as of the 1st day of January, 2001 (the "Effective Date"), between Superior TeleCom Inc., a Delaware corporation ("Parent"), Superior Telecommunications Inc., a Delaware corporation (the "Company", together with the Parent and its affiliated companies, the "Employer") which is a wholly owned subsidiary of Parent and Steven S. Elbaum (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Parent and the Executive have previously entered into an employment agreement dated October 17, 1996 (the "Employment Agreement");

         WHEREAS, the Executive is currently employed as the Chief Executive Officer of the Parent and serves as Chairman of the Board of Directors of the Parent (the "Board") and has and will continue to provide services to the Parent and the Company and all of it operational businesses;

         WHEREAS, the Executive is also the Chief Executive Officer of The Alpine Group, Inc. ("Alpine"), pursuant to an employment agreement dated April 26, 1996, and serves as Chairman of the Board of Directors of Alpine and has been responsible for all of Alpine's businesses;

         WHEREAS, Alpine has requested, and the Parent and the Company desire that the Executive shift his time and focus to a substantially full time commitment to the office of Chief Executive Officer of Parent;

         WHEREAS, the Parent and the Executive desire to amend and restate the Employment Agreement; and

         WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to make the commitments, inducements and other considerations described herein:

         1. POSITION/DUTIES.

                  (a) During the Employment Term, the Executive shall serve as the Chief Executive Officer and Chairman of the Board of the Parent and the Company with the responsibility and authority to manage and supervise the operations of the Parent, the Company, any subsidiary thereof or a successor to the Employer in the ordinary course of its business and shall have such responsibilities, duties and authority as are generally associated with each such position. The Executive's services shall be performed primarily at the Parent's headquarters office in the New York City metropolitan area or, if so agreed, as otherwise mutually agreed in writing between the Executive and the Parent.

                  (b) During the Employment Term, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Term, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement and are not directly competitive with the operating businesses of the Employer. The parties hereto acknowledge and agree that the Executive also serves, and shall be entitled to continue to serve, as the Chief Executive Officer and Chairman of the Board of Directors of Alpine and that he shall be permitted to allocate his time and efforts between the Employer and Alpine as he sees fit in his good faith business judgment. In addition, the Employer hereby acknowledges that the Executive shall be entitled to continue serving as a member of the board of directors of Spherion Corporation and as a member of the board of directors of, and/or consultant to, PolyVision Corporation. The Parent shall continue to nominate the Executive as a director of the Parent during the term hereof consistent with the Parent's By-Laws.

                  (c) Notwithstanding anything to the contrary in this Section 1, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Parent and any of its subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities.

         2. EMPLOYMENT TERM. The Executive's term of employment under this Agreement (such term of employment is herein referred to as the "Employment Term") shall be for a term commencing on the Effective Date and terminating, unless otherwise terminated by either party as provided in Section 8, three years thereafter, provided that (unless otherwise terminated by either party as provided in Section 8), effective as of January 1, 2002 and each anniversary thereof, the Employment Term shall be automatically extended for successive additional one year periods. In no event, however, shall the Employment Term extend beyond the end of the month in which the Executive's sixty-fifth birthday occurs.

         3. BASE SALARY. During the Employment Term, the Employer agrees to pay the Executive a base salary ("Base Salary") at an annual rate of not less than $725,000 or such higher rate as may from time to time by determined by the Board, payable in substantially equal installments in accordance with the normal payroll practices of the Employer. The Executive's Base Salary shall be subject to annual review by the Board and shall be increased as of each anniversary of the Effective Date pursuant to such review by a percentage no less than the percentage increase in the consumer price index, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, for the calendar year immediately preceding such review. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase and the term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased.

         4. ANNUAL BONUS. During the Employment Term, in addition to the Base Salary, the Employer will pay the Executive an annual cash bonus (the "Annual Bonus") within 90 days following the last day of the Parent's fiscal year for which the Annual Bonus is awarded pursuant to the Parent's Senior Management Annual Incentive Plan; provided however, on or after a Change of Control (as defined in Appendix A), the Annual Bonus shall be at least equal to the greater of $1,000,000 or the Executive's highest cash bonus under the Employer's annual cash bonus program, or any comparable cash bonus under any predecessor or successor plan, for the last three full fiscal years prior to a Change of Control.

         5. EMPLOYEE BENEFITS

                  (a) WELFARE BENEFITS. During the Employment Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to the most senior executives of the Employer, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are materially less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive as of the date hereof or, if more favorable to the Executive, those provided generally at any time to any other executive of the Employer. Without limiting the foregoing, the Executive shall be entitled to reimbursement of any unreimbursed medical expenses under the executive medical reimbursement program to be instituted by the Employer consistent with the similar program in effect at Alpine immediately prior to the Effective Date.

                  (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to the most senior executives of the Employer. In addition, the Employer covenants to adopt on or before the tenth day following the date of the execution of this Agreement, and, effective as of the Effective Date, to name the Executive as a participant in, a Senior Executive Retirement Plan (the "SERP") substantially in the form as the Alpine Senior Executive Retirement Plan in effect on December 31, 2000. For purposes of determining the amount of the Executive's vested rights under the SERP as of the Effective Date (but not with regard to the calculation of the Executive's benefit under the SERP), the Executive shall be treated as having completed 10 years of service with the Employer.

                  (c) FRINGE BENEFITS.  During the Employment Term:

                           (i) The Employer shall reimburse the Executive for the reasonable expenses incurred by the Executive in undergoing an annual physical examination by a licensed physician.

                           (ii) The Employer shall reimburse the Executive for membership fees, dues and special assessments incurred by the Executive in connection with his membership in a country club.

                           (iii) The Employer shall reimburse the Executive for the reasonable expenses incurred by the Executive in connection with obtaining professional tax and financial planning advice.

                  (d) VACATION. During the Employment Term, the Executive shall be entitled to paid vacation of four weeks per year, any unused portion of which shall be forfeited as of the end of each year.

                  (e) EXPENSES. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including
(i) all expenses of travel and living expenses while away from home or business or at the request of and in the service of the Employer and (ii) an automobile and a driver, plus all expenses of maintaining and operating the automobile, provided that all such expenses are accounted for in accordance with the policies and procedures established by the Employer, or a monthly cash allowance in lieu thereof.

                  (f) DISABILITY OFFSET. Payments made to the Executive pursuant to this Section 5 shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Employer or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payments.

         6. STOCK OPTIONS.

                  (a) NEW OPTION GRANT. On the Effective Date or as soon as administratively practicable thereafter (the "Grant Date"), the Stock Option Committee of the Board will grant to the Executive an option (the "Option") to purchase 677,612 shares of the Parent's common stock, par value $.01 (the "Common Stock") under the Parent's 1996 Stock Option Plan as may be in effect from time to time (the "1996 Stock Option Plan") at an exercise price equal to the fair market value (as defined in the 1996 Stock Option Plan) of the Common Stock on the Grant Date. The Option shall, to the maximum extent permitted by applicable law, be designated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and to the extent not allowable, the Option shall be a non-qualified stock option. To the extent that there is an insufficient number of shares of Common Stock available for awards granted under the 1996 Stock Option Plan and the Parent has not obtained stockholder approval of an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock available for awards granted under the 1996 Stock Option Plan, the Option shall be conditioned upon the Parent obtaining stockholder approval of such an amendment. The Parent undertakes to propose, and recommend that the stockholders of the Parent approve, an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock available for awards granted under the 1996 Stock Option Plan at the next annual stockholder meeting of the Parent, which is to be held not later than June 15, 2001. Alpine, the majority stockholder of the Parent, will confirm in writing to the Parent that it would vote in favor of such an amendment.

                  (b) REPLACEMENT OPTION. On the Effective Date or as soon as administratively practicable thereafter (the "Cancellation Date"), the Stock Option Committee of the Board shall (i) cancel the outstanding stock options held by the Executive to purchase 572,388 shares of Common Stock under the 1996 Stock Option Plan and (ii) immediately grant to the Executive an option under the 1996 Stock Option Plan to purchase 572,388 shares of Common Stock (the "Replacement Option"). The Replacement Option shall have an exercise price equal to the fair market value (as defined in the 1996 Stock Option Plan) of the Common Stock on the date the Replacement Option grant is made, have the same exercise conditions (including methods of exercise) as the cancelled stock options and expire on the tenth anniversary of the Cancellation Date. The Executive hereby expressly consents to the aforementioned cancellation of the 572,388 stock options pursuant to this Section 6(b). To the extent that there is an insufficient number of shares of Common Stock available for awards granted under the 1996 Stock Option Plan and the Parent has not obtained stockholder approval of an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock available for awards granted thereunder, the Replacement Option shall be conditioned upon the Parent obtaining stockholder approval of such an amendment. The Parent undertakes to propose, and recommend that the stockholders of the Parent approve, an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock available for awards granted under the 1996 Stock Option Plan at the next annual stockholder meeting of the Parent, which is to be held not later than June 15, 2001. Alpine, the majority stockholder of the Parent, will confirm in writing to the Parent that it would vote in favor of such an amendment.

                  (c) VESTING. The Option and the Replacement Option shall each vest and become exercisable in installments as provided herein, which shall be cumulative. Subject to the terms in this Section 6, the Option and the Replacement Option shall each vest and become exercisable in equal annual installments of 33_% each, on the first, second and third anniversary of the Grant Date, with respect to the Option, and on the first, second and third anniversary of the Cancellation Date with respect to the Replacement Option, provided the Executive is employed by the Employer on each such vesting date. In the event of the Executive's termination of employment (i) by the Executive other than because of death, Disability (as defined below) or Good Reason or (ii) by the Employer for Cause, all stock options to purchase shares of Common Stock (including, without limitation, the Option and the Replacement Option) not theretofore exercisable will lapse and be forfeited. In the event the Executive's employment is terminated for any other reason, including, without limitation, a termination because of death or Disability, Good Reason or without Cause, all stock options to purchase shares of Common Stock (including, without limitation, the Option and the Replacement Option) not theretofore exercisable will thereupon become exercisable.

                  (d) FORM OF OPTION. The Option and the Replacement Option shall be granted pursuant to and, to the extent not contrary to the terms of this Agreement, shall be subject to all of the terms and conditions imposed under the Parent's standard stock option agreement and the 1996 Stock Option Plan or any other stock option plan sponsored by Parent.

                  (e) DISCRETIONARY GRANTS. In addition to the Option and Replacement Option grants, at the sole discretion of the Board (or a duly authorized committee thereof), the Executive shall be eligible for additional annual grants of stock options commencing after December 31, 2002.

                  (f) REPURCHASE RIGHT. (i) General. The Replacement Option granted to the Executive pursuant to Section 6(b) shall be subject to a right of repurchase ("Repurchase Right") by the Parent under this Section 6(f). The Repurchase Right entitles the Parent to repurchase, in accordance with the provisions of this Section 6(f), 100% of the then unexercised portion of the Replacement Option (whether vested or unvested) held by the Executive. If the Parent elects to exercise its Repurchase Right, it shall be required to pay the Executive the Repurchase Price, in the amount and manner described herein, for the Replacement Option. The Repurchase Right may not be exercised by the Parent more than one time or with respect to less than all of the unexercised portion of the Replacement Option (whether vested or unvested) held by the Executive. If the Repurchase Right is exercised by the Parent, it must be exercised with respect to 100% of the unexercised portion of the Replacement Option (whether vested or unvested) held by the Executive. The provisions of this Section 6(f) shall be contained in the written option award agreement to be entered into between the Executive and the Parent with respect to the Replacement Option.

                           (ii) Exercise of Repurchase Right. The Parent may
exercise its Repurchase Right by providing written notice to the Executive which shall advise the Executive that it is exercising its Repurchase Right with respect to the Replacement Option and such notice shall also state the closing date and time for the exercise of the Repurchase Right and payment of the Repurchase Price, which date shall be no later than 15 days following the Notice Date, as defined herein. The date that the Parent provides written notice of its intent to exercise the Replacement Option shall be referred to hereinafter as the "Notice Date." The Executive shall have ten days following the Notice Date to exercise all or any portion of the vested Replacement Option.

                           (iii) Repurchase Price. If the Parent elects to
exercise its Repurchase Right with respect to the Replacement Option it shall be required to pay the Executive the repurchase price ("Repurchase Price") for the Replacement Option. The Repurchase Price shall be a dollar amount equal to the sum of (x) the Fair Market Value, as defined herein, of all shares of the Common Stock covered by the Replacement Option subject to the Repurchase Right reduced by the aggregate exercise price of the Replacement Option plus (y) a dollar amount which reflects the additional value, if any, of the Replacement Option as determined by the Board of Directors of the Parent (or an authorized committee thereof) in its sole discretion which value may be based on an adjusted Black-Scholes basis or such other method determined by the Board of Directors of the Parent (or an authorized committee thereof) in its sole discretion. Notwithstanding the foregoing provisions of this Section 6(f)(iii), the Repurchase Price paid for the repurchase of a Replacement Option shall in no event be computed on the basis of a Fair Market Value of less than $6.00 per share of the Common Stock plus the exercise price of the Replacement Option. For purposes of this Section 6(f), the term "Fair Market Value" shall mean the average of the closing price reported for the Common Stock, as reported by the principal national securities exchange in the United States on which it is then traded or if not traded on any national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, during the twenty (20) trading days immediately preceding the Notice Date.

                           (iv) Payment of Repurchase Price. The Parent shall
pay the Executive the Repurchase Price pursuant to any of the following methods:
(A) cash payment; (B) Cash Equivalents, as defined herein; (C) restricted shares of Common Stock which shall be subject to a three year annual vesting schedule commencing on the closing date of the Parent's exercise of its Repurchase Right and where one-third portion of the restricted stock shall be fully vested on the repurchase closing date and the balance of the shares shall become fully vested in equal installments of 33-1/3% each, on the first and second anniversaries of the closing date; or (D) any combination of any of the foregoing methods. For purposes of this Section 6(f), the term "Cash Equivalent" shall mean any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America ("U.S.") or any agency or instrumentality thereof provided the full faith and credit of the U.S. is pledged in support thereof;
(ii) certificates of deposit of any commercial bank in the U.S. having capital and surplus in an aggregate amount of not less than $500,000,000 (hereinafter, an "Approved Bank") and with maturities of not more than twelve months from the date of acquisition; (iii) U.S. Dollar denominated commercial paper issued by an Approved Bank with maturities of not more than twelve months after the date of acquisition; and (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in (i) through (iii) herein.

                           (v) Expiration of Repurchase Price. The Parent's
Repurchase Right shall automatically expire and terminate on July 1, 2002.

                  (g) ELIGIBILITY FOR DEFERRAL. The Option, Replacement Option and any restricted shares of Common Stock subject to a vesting schedule that are provided to the

Executive under Section 7(a) of this Agreement shall be eligible for deferral by the Executive under the Parent's Deferred Stock Account Plan in accordance with the terms and provisions of such plan. In addition, if the Parent exercises its Repurchase Right with respect to the Replacement Option held by the Executive, the proceeds received by the Executive from the Parent following such exercise shall be eligible for deferral by the Executive under the Parent's Deferred Cash Account Plan, to the extent the proceeds are paid in cash or Cash Equivalents, and shall be eligible for deferral under the Parent's Deferred Stock Account Plan, to the extent the proceeds are paid in restricted shares of Common Stock under Section 6(f)(iv) of this Agreement. Deferrals made by the Executive under the Parent's Deferred Cash Account Plan shall be subject to the terms and provisions of such plan.

         7. RESTRICTED STOCK.

                  (a) GRANT. As of January 2, 2001, the Stock Option Committee of the Board has granted to the Executive 350,000 restricted shares of Common Stock, which restricted shares have been set aside in the custody, control and possession of the Parent and have and will be released to the Executive at the rate of 25% on January 2, 2002, 25% on January 2, 2003 and 50% on January 2, 2004. In the event of the Executive's termination of employment prior to the third anniversary of the Effective Date (i) by the Executive other than because of death, Disability (as defined below) or Good Reason or (ii) by the Employer for Cause, then the scheduled releases on any subsequent anniversary of the Effective Date shall be cancelled and all restricted shares of Common Stock not theretofore released shall be forfeited by the Executive and shall be cancelled and retired by the Parent. In the event the Executive's employment is terminated for any other reason prior to the third anniversary of the Effective Date, including, without limitation, a termination because of death or Disability, Good Reason or without Cause, all restricted shares of Common Stock (including, without limitation, restricted shares of Common Stock granted pursuant to this
Section 7(a)) not theretofore released shall thereupon become released.

                  (b) TAX LOAN. Not less than 10 days prior to the due date of the Executive's federal income tax payment for every taxable year of the Executive in which his income tax liability is increased by or as a result of the grant of restricted shares of Common Stock pursuant to Section 7(a) hereof, the Employer shall lend to the Executive an amount equal to such increased tax liability. The Employer and the Executive shall enter into an appropriate agreement providing for the repayment by the Executive of such loan, which agreement shall provide that (i) if the principal amount of such loan (together with the aggregate outstanding amount of other loans between the Employer and the Executive) exceeds the de minimis amount set forth in Section 7872(c)(3) of the Code, then such loan shall bear interest at a rate not less than the applicable Federal rate determined in accordance with Section 7872(f)(2) of the Code (or any successor provision thereof) and (ii) if the Executive disposes of any of the shares of restricted Common Stock prior to the third anniversary of the date any loan is advanced to the Executive pursuant to this Section 7(b), the principal balance of the loan shall become immediately due and payable in cash or shares of Common Stock owned by the Executive for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Employer's earnings as reported in the Employer's financial statements.

The Parent's Stock Option Committee of the Board has approved the delivery of previously owned shares of Common Stock held for at least six months by the Executive to satisfy his obligation to repay the loan advanced to the Executive pursuant to this Section 7(b).

         8. TERMINATION. The Executive's employment and the Employment Term shall terminate on the first of the following to occur:

                  (a) DISABILITY. Upon 90 days' written notice by the Employer to the Executive of termination due to Disability during the Employment Term, provided that, within the 90 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Employer on a full-time basis for 180 consecutive days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Employer) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employer or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  (b) DEATH. Automatically on the date of death of the Executive during the Employment Term.

                  (c) CAUSE. Immediately upon written notice by the Employer to the Executive of a termination for Cause during the Employment Term provided, such notice is given within 90 days of the Board's discovery of the Cause event. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the Executive to perform substantially the Executive's duties pursuant to this Agreement (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

                           (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Employer shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Employer. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  (d) WITHOUT CAUSE. Upon 60 days' written notice by the Employer to the Executive of an involuntary termination without Cause during the Employment Term. A notice by the Employer of non-renewal of the Employment Term pursuant to Section 2 above shall be deemed an involuntary termination of the Executive by the Employer without Cause.

                  (e) GOOD REASON. Upon written notice by the Executive to the Employer of a termination for Good Reason during the Employment Term provided, such notice is given within 90 days of the Executive's discovery of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as the Chairman and Chief Executive Officer of the Parent as contemplated by Section 1(a) of this Agreement (or, in the event of a Business Combination (as defined in paragraph (c) of Exhibit
         A), Chief Executive Officer of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries)), or any other action by the Employer which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial and inadvertent action(s) not taken in bad faith and remedied by the Employer promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Employer to comply with any of the provisions of Sections 3, 4, 5, 6, 7, 8, 9, 10 or 11 of this Agreement or any other failure with regard to a material provision of this Agreement, other than isolated, insubstantial and inadvertent failure(s) not occurring in bad faith and remedied by the Employer promptly after receipt of notice thereof given by the Executive;

                           (iii) the Employer's requiring the Executive to be based at any office or location other than as provided in Section 1(a);

                           (iv) any termination by the Employer of the Executive's employment otherwise than as expressly permitted by this Agreement;

                           (v) any failure by the Employer to comply with and satisfy Section 16(a) of this Agreement;

                           (vi) the failure to appoint or elect the Executive to the Board at any time on or after the Effective Date or the removal of the Executive therefrom;

                           (vii) during any Transition Period (as defined in Section 9(a)), any failure of the Employer to continue in effect any health or welfare plan, employee benefit plan, pension plan, fringe benefit plan, vacation or compensation plan, arrangement or program in which the Executive (and eligible dependents) are participating at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, those provided generally at any time after the Change of Control to any other executive of the Employer and their beneficiaries, unless the Executive (and eligible dependents) are permitted to participate in other plans providing the Executive (and eligible dependents) with substantially comparable benefits at no greater after-tax cost to the Executive (and eligible dependents), or the taking of any action by the Employer which would adversely affect the Executive's (and eligible dependents) participation in or reduce the Executive's (and eligible dependents) benefits under any such plan;

                           (viii) during any Transition Period, any failure of the Employer to provide the Executive with an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Employer at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, those provided generally at any time after the Change of Control to any other executive of the Employer; or

                           (ix) any termination by the Executive during the 30-day period immediately following the date which is six months after any Change of Control.

For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (f) WITHOUT GOOD REASON. Upon 120 days' written notice by the Executive to the Employer of the Executive's voluntary termination of employment without Good Reason (which the Employer may, in its sole discretion, make effective earlier than any notice date).

                  (g) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Employer or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon (ii) other than in connection with a termination pursuant to Section 8(d), to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date. The good faith failure by the Executive or the Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Employer, respectively, hereunder or preclude the Executive or the Employer, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Employer's rights hereunder. If within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the date of termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         9 COMPENSATION UPON TERMINATION.

                  (a) COMPENSATION UPON TERMINATION FOR DISABILITY. If the Executive's employment by the Employer is terminated by reason of the Executive's Disability during the Employment Term, the Employer shall pay the Executive an amount equal to the sum of (i) the Executive's Base Salary through the date of termination to the extent not theretofore paid, (ii) the product of
(x) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during the Employment Term or, if the Executive's termination of employment occurs during the first year of the Employment Term, $500,000 (the "Annual Bonus Amount"), multiplied by (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, (iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid and (iv) reimbursement for any unreimbursed expenses incurred through the date of termination (the sum of the amounts described in clauses (i), (ii), (iii) and (iv)) shall be referred to in this Agreement as the "Accrued Obligations"). In addition to the Accrued Obligations, the Employer shall pay the Executive an amount equal to two times the sum of (i) the Executive's Base Salary in effect immediately prior to termination and (ii) the Executive's Annual Bonus Amount. The Accrued Obligations and the amount described in the immediately preceding sentence shall be paid to the Executive in a lump sum in cash within 30 days of the date of termination.

                  In addition, to the extent not theretofore paid or provided, the Employer shall timely pay or provide to the Executive's legal representatives any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Employer (such other amounts and benefits shall be referred to in this Agreement as the "Other Benefits"). Notwithstanding the foregoing, if the Executive's employment by the Employer is terminated by reason of the Executive's Disability during the period commencing six months prior to a Change of Control and ending on the third anniversary of a Change of Control (the "Transition Period"), the term "Other Benefits" shall include, and the Executive shall be entitled after the date of termination to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Employer to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to any other executives and their families at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive and/or the

Executive's family, as in effect at any time thereafter generally with respect to any other executive of the Employer and their families.

                  Notwithstanding the foregoing, the Employer shall maintain, at the Employer's sole expense, in full force and effect, for the continued benefit of the Executive for the number of years (or partial years) remaining in the Employment Term as of the date of termination (without additional extension) following the date of termination, all employee welfare benefit plans and programs (including, without limitation, the Employer's executive medical reimbursement program) in which the Executive was entitled to participate immediately prior to the date of termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs ("Continued Welfare Benefits"). In the event that the Executive's participation in any such plan or program is barred, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

                  (b) COMPENSATION UPON TERMINATION FOR DEATH. If the Executive's employment by the Employer is terminated by reason of the Executive's death during the Employment Term, the Employer shall (i) pay the Accrued Obligations and an amount equal to the sum of the Executive's Base Salary in effect immediately prior to termination and the Annual Bonus Amount to the Executive's legal representatives in a lump sum in cash within 30 days of the date of termination; (ii) timely pay or provide the Other Benefits; and
(iii) timely pay or provide the Continued Welfare Benefits for twelve months following the date of termination. Notwithstanding the foregoing, if the Executive's employment by the Employer is terminated by reason of the Executive's death during the Transition Period, the term Other Benefits shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Employer to the estates and beneficiaries of the most senior executives of the Employer under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to any other executive and their beneficiaries at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to any other executive of the Employer and their beneficiaries.

                  (c) COMPENSATION UPON TERMINATION FOR CAUSE. If the Executive's employment is terminated for Cause during the Employment Term, this Agreement shall terminate without further obligation to the Executive, except that the Employer shall pay or provide the Executive the sum of (i) the Executive's Base Salary through the date of termination, (ii) the amount of any compensation previously deferred by the Executive and (iii) Other Benefits, in each case to the extent theretofore unpaid.

                  (d) COMPENSATION UPON TERMINATION WITHOUT GOOD REASON. If the Executive's employment is terminated by the Executive without Good Reason during the Employment Term, this Agreement shall terminate without further obligation to the Executive, except that the Employer shall (i) pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the date of termination; and (ii) timely pay or provide the Other Benefits.

                  (e) COMPENSATION UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Executive's employment by the Employer is terminated by the Employer other than for Cause in accordance with Section 8(d) hereof or by the Executive for Good Reason in accordance with Section 8(e) hereof (i) the Employer shall pay to the Executive a lump sum in cash within 30 days of the date of termination in an amount equal to (x) the sum of (1) the Base Salary in effect immediately prior to termination and (2) the greater of the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during the Employment Term or, if the Executive's termination of employment occurs during the first year of the Employment Term, $500,000, multiplied by the number of years (or partial years) remaining in the Employment Term as of the date of termination (without additional extension), plus (y) the Accrued Obligations; (ii) the Employer shall timely pay or provide the Other Benefits; and (iii) the Employer shall continue to comply with its obligations under Section 7(b) without regard to such termination. Notwithstanding the foregoing, if the Executive's employment by the Employer is terminated by the Executive for Good Reason in accordance with Section 8(e)(vi), the Executive shall be entitled to receive the payments and benefits described in Section 9(f) in lieu of the payments and benefits described in this Section 9(e), regardless of whether a Change of Control has occurred.

                  (f) COMPENSATION UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL. If the Executive's employment by the Employer is terminated by the Employer without Cause or by Executive for Good Reason at any time during the Transition Period (as defined in Section 9(a)), then the Employer shall pay or provide the Executive with the following payments and benefits as soon as practical following the later of the date of the Executive's termination or the date of the Change of Control but in no event later than 30 days following the Change of Control (except as specifically otherwise provided herein):

                           (i) the Employer shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                                    (A) Accrued Obligations;

                                    (B) a lump sum cash payment equal to four
                  times the sum of (x) Executive's Base Salary in effect immediately prior to termination and (y) the greater of (1) the highest Annual Bonus paid or payable to the Executive during the three full fiscal years prior to the Change of Control or (2) $1,000,000; and

                                    (C) an amount equal to the excess of (x) the
                  actuarial equivalent of the benefit under the Employer's defined benefit retirement plans, including any excess or supplemental retirement plan in which the Executive participates (together, the "Retirement Plans") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Retirement Plans immediately prior to the Change of Control), which the Executive would receive if the Executive's employment continued for four years after the date of termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the four years is that required by Sections 3 and 4, reduced by (y) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plans as of the date of termination.

                           (ii) for four years after the Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 5(a) of this Agreement (including, without limitation, the Employer's executive medical reimbursement program) if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to any other executive of the Employer and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until four years after the date of termination and to have retired on the last day of such period;

                           (iii) the Employer shall pay for outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion, and shall pay $10,000 per month for two years for reasonable office space and secretarial assistance for the Executive;

                           (iv) timely pay or provide the Other Benefits;

                           (v) the Employer shall cause all stock options to purchase shares of Common Stock (including, without limitation, the Option) and restricted shares of Common Stock held by or for the benefit of the Executive to become immediately fully vested and/or exercisable upon the occurrence of a Change of Control;

                           (vi) the Employer shall forgive all outstanding indebtedness of the Executive to the Employer under any loan arrangements or agreements entered into by the Employer and the Executive pursuant to Section 7(b) hereof; and

                           (vii) notwithstanding anything to the contrary in subparagraph (ii) above, for four years after the date of the Executive's termination, the Executive shall be entitled, consistent with past practice, to receive prompt reimbursement for the reasonable and customary expenses incurred by the Executive for an automobile and a driver, plus all expenses of maintaining and operating the automobile, or a monthly cash allowance in lieu thereof payable 12 months in advance upon submission of a statement of expenses by the Executive.

         10 EXCISE TAX. In the event that the Executive becomes entitled to payments and/or benefits which would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, the provisions of Exhibit B shall apply.

         11 STOCK OPTIONS AND COMPANY STOCK.

                  (a) In the event of the Executive's death, whether his death occurs during or after the Employment Term, all unexercised and exercisable stock options to purchase shares of Common Stock (including, without limitation, the Option) will be assigned to his estate.

                  (b) In the event of the termination of the employment of the Executive for any reason, all unexercised and exercisable stock options (including, without limitation, the Option) must be exercised by him, or his estate (or heir(s)) as the case may be, before the second anniversary of the termination of his employment, but in no event after the tenth anniversary of the date of grant thereof, and any such stock options not exercised by that date will lapse immediately thereafter.

                  (c) In the event of any change in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, then appropriate adjustments in the terms of any unexercised stock options shall be made by the Stock Option Committee of the Board.

         12 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Employer and for which the Executive may qualify, nor, subject to Section 21, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Employer. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         13 LEGAL FEES.

                  (a) Following any termination of the Executive's employment that gives rise to a right to payments and benefits under Section 9(f) or, during the Transition Period, Sections 9(a) or 9(b), the Employer shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

                  (b) Following any termination of the Executive's employment other than a termination of employment described in paragraph (a), above, including, without limitation, any termination of employment under Section 9(a) or (b) other than during the Transition Period, the Employer shall promptly reimburse the Executive, to the extent permitted by law, for all reasonable legal fees and expenses reasonably incurred by the Executive as a result of any contest by the Employer or the Executive of the validity or enforceability of, or liability under, any provisions of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code, provided, that such reimbursement shall be limited to fees and expenses incurred in connection with the contest of issues on which the Executive substantially prevails.

         14 NONCOMPETITION AND CONFIDENTIALITY.

                  (a) So long as the Executive is employed by the Employer under this Agreement and unless this Agreement is terminated for any reason, the Executive agrees not to enter into competitive endeavors.

                  (b) During the Employment Term and any period thereafter during which or in respect of which the Executive receives payments from the Employer under Section 10, the Executive shall hold in a fiduciary capacity for the benefit of the Employer all secret or confidential information, knowledge or data relating to the Employer, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Employer and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Employer, the Executive shall not, without the prior written consent of the Employer or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Employer and those designated by it. In no event shall an asserted violation of the provisions of this Section 14 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under Section 9(f) or, during the Transition Period, Sections 9(a) or 9(b) of this Agreement.

         15 FULL SETTLEMENT. The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Unless the Executive's termination of employment gives rise to a right to payments and benefits described in Section 9(f) or, during the Transition Period, Sections 9(a) or 9(b), if the Executive secures other employment, any benefits the Employer is required to provide to the Executive following termination of the Executive's employment shall be secondary to those provided by another employer (if any). However, if the Executive's employment is terminated such that the Executive has a right to payments and benefits under
Section 9(f) or, during the Transition Period, Sections 9(a) or 9(b), such amounts shall not be reduced whether or not the Executive obtains other employment.

         16 SUCCESSORS; BINDING AGREEMENT.

                  (a) The Parent will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Parent to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Executive to compensation from the Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in the Agreement, Parent shall mean the Parent as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         17 NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:  Mr. Steven S. Elbaum
                                  136 Fells Road
                                  Essex Fells, NJ  07021

            If to the Employer:   Superior TeleCom Inc.
                                  1790 Broadway
                                  15th Floor
                                  New York, NY  10019-1412
                                  Attention: General Counsel
                  or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         18 MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Parent and the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of New York without regard to its conflicts of law principles.

         19 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         20 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         21 ENTIRE AGREEMENT. This Agreement together with all exhibits and attachments hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled, provided, however, that this Agreement should not supersede any existing benefit or agreement which provides such benefit, including, without limitation, life or disability insurance agreements and retirement plans currently in effect.

         22 INDEMNIFICATION. The Employer hereby covenants and agrees to indemnify the Executive and hold him harmless to the fullest extent permitted by law and under the By-laws of the Employer against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys' fees), losses, and damages resulting from the Executive's good faith performance of his duties and obligations hereunder. The Employer, within 10 days of presentation of invoices, shall advance to the Executive reimbursement of all legal fees and disbursements incurred by the Executive in connection with any potentially indemnifiable matter. The Employer will cover the Executive under directors' and officers' liability insurance both during and, while potential liability exists (for such reasonable period taking into account the applicable statute of limitations but in no event for less than six years), after the Executive's termination of employment in the same amount and to the same extent as the Employer covers its other officers and directors.

         23 WITHHOLDING TAXES. The Employer may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         SUPERIOR TELECOM INC.

                         By: _______________________________________________

                         Title:_____________________________________________


                         SUPERIOR TELECOMMUNICATIONS INC.

                         By: _______________________________________________

                         Title: ____________________________________________



                         STEVEN S. ELBAUM

                         ___________________________________________________


                                    EXHIBIT A

                                CHANGE OF CONTROL

1 For the purpose of this Agreement, a "Change of Control" shall mean the occurrence of either a "SUT Change of Control" or an "Alpine Change of Control."

2 For purposes of this Agreement, a "SUT Change of Control" shall mean the occurrence of any of the following events at a time when or as a result of which Alpine owns less than 50% of the Outstanding Parent Voting Securities (as defined below):

         (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Alpine (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Parent where such acquisition causes such Person to own more than 20% or more of the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
(iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds more than 20% as a result of a transaction described in clause (i) or
(ii) above,
and such Person subsequently acquires beneficial ownership of additional voting securities of the Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 20% or more of the Outstanding Parent Voting Securities; or

         (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent or the acquisition of assets of another corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which
(i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such Business Combination except to the extent that such Person owned 20% or more of the Outstanding Parent Voting Securities prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.

3 For purposes of this Agreement, an "Alpine Change of Control" shall mean the occurrence of any of the following events:

         (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Alpine where such acquisition causes such Person to own more than 20% or more of the combined voting power of the then outstanding voting securities of Alpine entitled to vote generally in the election of directors (the "Outstanding Alpine Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Alpine, (ii) any acquisition by Alpine, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Alpine or any corporation controlled by Alpine or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Alpine Voting Securities reaches or exceeds more than 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Alpine, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 20% or more of the Outstanding Alpine Voting Securities; or

         (b) individuals who, as of the date hereof, constitute the Alpine Board (the "Incumbent Alpine Board") cease for any reason to constitute at least a majority of the Alpine Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Alpine's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Alpine Board shall be considered as though such individual were a member of the Incumbent Alpine Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Alpine Board; or

         (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Alpine or the acquisition of assets of another corporation ("Alpine Business Combination"); excluding, however, such an Alpine Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Alpine Voting Securities immediately prior to such Alpine Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Alpine Business Combination (including, without limitation, a corporation that as a result of such transaction owns Alpine or all or substantially all of Alpine's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Alpine Business Combination of the Outstanding Alpine Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of Alpine or such corporation resulting from such Alpine Business Combination) beneficially owns, directly or indirectly, more than 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Alpine Business Combination or the combined voting power of the then outstanding voting securities of such Alpine Business Combination except to the extent that such Person owned 20% or more of the Outstanding Alpine Voting Securities prior to the Alpine Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Alpine Business Combination were members of the Incumbent

Alpine Board at the time of the execution of the initial agreement, or of the action of the Alpine Board, providing for such Alpine Business Combination; or

         (d) approval by the shareholders of Alpine of a complete liquidation or dissolution of Alpine.

                                    EXHIBIT B

                           GOLDEN PARACHUTE PROVISIONS

         (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Exhibit B) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

         (b) Subject to the provisions of paragraph (c), all determinations required to be made under this Exhibit B, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Parent and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Parent. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control or other change of ownership as defined under
Section 280G of the Code, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Parent. Any Gross-Up Payment, as determined pursuant to this Exhibit B, shall be paid by the Parent to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Parent should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Parent exhausts its remedies pursuant to paragraph (c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Parent to or for the benefit of the Executive.

         (c The Executive shall notify the Parent in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Parent of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Parent of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Parent (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Parent notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

           (i give the Parent any information reasonably requested by the Parent relating to such claim,

           (ii take such action in connection with contesting such claim as the Parent shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Parent,

           (iii cooperate with the Parent in good faith in order effectively to contest such claim, and

           (iv permit the Parent to participate in any proceedings relating to such claim;

           provided, however, that the Parent shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c), the Parent shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Parent shall determine; provided, however, that if the Parent directs the Executive to pay such claim and sue for a refund, the Parent shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Parent's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d If, after the receipt by the Executive of an amount advanced by the Parent pursuant to paragraph (c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Parent's complying with the requirements of paragraph (c)) promptly pay to the Parent the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Parent pursuant to paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Parent does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.